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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                                                                    EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank

                                                Collection Period:                              1-Aug-98            31-Aug-98
                                                Distribution Date:                             15-Sep-98

                                                                                                                  Per $1,000 of
                                                                                                                    Original
Statement for Class A and Class B Certificateholders Pursuant                                                    Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                         Certificate Amount
                                                                                                                ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                                     $   7,311,960.55         $19.04930718
           Class B Certificate Amount                                                     $     550,362.62         $19.04896234

(ii)   Interest Distribution
           Class A Certificate Amount                                                     $     626,647.42          $1.63255793
           Class B Certificate Amount                                                     $      48,998.11          $1.69590579

(iii)  Servicing Fee                                                                      $     104,467.79          $0.25311049

(iv)   Class A Certificate Balance (after principal distributions)                        $ 109,273,605.39
       Class A Pool Factor (after principal distributions)                                       0.2846824
       Class B Certificate Balance (after principal distributions)                        $   8,225,417.95
       Class B Pool Factor (after principal distributions)                                       0.2846953

(v)    Total Pool Balance (end of Collection Period)                                      $ 117,499,023.34

                                                                                         Current Period          Cumulative
                                                                                      --------------------   ------------------

(vi)   Defaulted Receivables                                                              $     150,753.51     $   6,578,276.62
       Liquidation Proceeds                                                                     125,083.33         3,057,384.40
                                                                                      ====================   ==================
       Aggregate Net Losses                                                               $      25,670.18     $   3,520,892.22
                                                                                      ====================   ==================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                              $            -
           Interest Portion                                                               $            -

(viii) Class A Interest Carryover Shortfall                                               $            -
       Class B Interest Carryover Shortfall                                               $            -
       Class A Principal Carryover Shortfall                                              $            -
       Class B Principal Carryover Shortfall                                              $            -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                      $   6,191,038.65

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                 $   6,191,038.65

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